                           FIRST AMENDMENT TO LEASE
                           ------------------------


THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of the ____ day of January 2000 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but solely as Trustee under Trust Agreement dated March 13, 1978 and known as Trust No.42371 ("Landlord"), and SPORTMART, INC., a Delaware corporation ("Tenant").

                                   RECITALS

     A. Landlord and Tenant have entered into that certain Lease dated as of September 1, 1994 (the "Lease"), demising certain premises commonly known as 1015 East Golf Road, Schaumburg, Illinois (the "Premises"). All capitalized words used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

     B.   The Lease provides for an Initial Termination Date of May 31, 2000.

     C. By letter dated November 29, 1999 (the "Extension Letter"), Tenant notified Landlord of its election to extend the Term of the Lease to May 31, 2005, at Minimum Rent of Five Hundred Ninety-Five Thousand Seven Hundred Ten and No/100ths Dollars ($595,710.00) per year.

     D. Landlord and Tenant have agreed to further modify the terms and provisions of the Lease, as supplemented by the Extension Letter, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration for the foregoing recitals, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the undersigned hereby agree as follows:

     1.   Effective as of the date hereof, Section 1.2 of the Lease is hereby
                                           -----------
deleted in its entirety, and inserted in lieu thereof is the following:

     Parties and Notice Addresses:

          Landlord:      American National Bank and Trust Company of
                         Chicago, not personally but solely as Trustee under Trust Agreement dated March 13, 1978 and known as Trust
                         No. 42371
                         c/o Andrew Hochberg
                         One Northfield Plaza, Suite 210
                         Northfield, IL 60093

          Tenant:        Sportmart, Inc.
                         Mail:          P.O. Box 46527
                                        Denver, CO 80201-6527
                         Street:        1000 Broadway
                                        Denver, CO 80203
                                        Attn:  VP/General Counsel

          copy to:       Sportmart, Inc.
                         Mail:          P.O. Box 46527
                                        Denver, CO 80201-6527
                         Street:        1000 Broadway
                                        Denver, CO 80203
                                        Attn: VP/Real Estate

          and copy to:   Alan D. Laff, Esq.
                         Laff Stein Campbell Tucker & Delaney
                         7730 E. Belleview Ave., Suite 204

                         Englewood, CO 80111-2616
          Address for
          payment of
          Rent:          Schaumburg Associates L.P.
                         1 Northfield Plaza, Suite 210
                         Northfield, IL 60093

     2.   Effective as of the date hereof, Section 1.5 of the Lease is hereby
                                           -----------
deleted in its entirety, and inserted in lieu thereof is the following:

          Term:     Initial Termination Date: May 31, 2015.
          ----

     3.   Effective as of the date hereof, Section 1.6 of the Lease is hereby
                                           -----------
deleted in its entirety, and inserted in lieu thereof is the following:

          Options:  Two (2) additional five (5) year periods, the first of
          -------
          which, if exercised, shall commence on June 1, 2015, and the second of which, if exercised, shall commence on June 1, 2020. (Section 6.1)

     4.   Effective as of the date hereof, Section 1.7 of the Lease is hereby
                                           -----------
deleted in its entirety, and inserted in lieu thereof is the following:

     Annual Minimum
     --------------
     Rent:          Commencement Date through November 30, 1994:  $360,000 per
     -----
                    year ($30,000 per month/$6.04 per square foot per year);

                    December 1, 1994 through May 31, 2000: $508,561.92 per year ($42,380.16 per month/$8.54 per square foot per year);

                    June 1, 2000 through May 31, 2005: [$580,817.25] per year
                    ([$48,401.44] per month/[$9.75] per square foot per year);

                    June 1, 2005 through May 31, 2010: the lesser of (i) [$639,196.83] per year ([$53,266.40] per month/[$10.73] per square foot per year) and (ii) the Adjusted CPI increase;

                    June 1, 2010 through May 31, 2015: the lesser of (i) [$702,937.80] ([$58,578.15] per month/[$11.80] per square foot per year) and (ii) the Adjusted CPI increase;

                    First Option Period: the lesser of (i) [$774,423.00] per year ([$64,535.25] per month/[$13.00] per square foot per year) and (ii) the Adjusted CPI increase; and

                    Second Option Period: the lesser of (i) [$850,673.88] per year ([$70,889.49] per month/[$14.28] per square foot per year) and (ii) the Adjusted CPI increase.

          For purposes of this subsection, the "Adjusted CPI Increase" shall be an amount that is determined on a cumulative basis for the five year period ending in the year in which the Annual Minimum Rent is to be adjusted. The Adjusted CPI Increase shall be calculated as follows: (a) in each year of the five-year period ending in the year in which the Annual Minimum Rent is to be adjusted, the CPI for the month of May (commencing with May 2001) shall be compared to the CPI for the month of May in the immediately preceding year; (b) the percentage change in CPI shall be multiplied by five and the product will be the percentage annual adjustment (which shall not be less than zero) (the "Annual Adjustment"); (c) the Annual Adjustment for each of the years in the five-year period shall be cumulated, i.e., added to the prior Annual Adjustment in such five (5) year period, (the "Cumulative Adjustment"); and (d) the final Cumulative Adjustment shall be the percentage (which percentage shall be capped at 10%) by which the prior year's

     Annual Minimum Rent shall be increased to determine the Adjusted CPI Increase. It is the intent of the parties hereto that the Annual Minimum Rent shall adjust only on June 1, 2005 and on June 1/st/ of each of the five year periods thereafter as set forth above. Therefore, the Annual Minimum Rent on June 1/st/ of each such five year period shall continue to be the Annual Minimum Rent until June 1/st/ of the next five year period set forth above. See Exhibit B for an illustration of the calculation to
                          ---------
     determine the Adjusted CPI Increase.

     "CPI" is defined as the Consumer Price Index-United States All Items for All Urban Consumers (1982-1984=100) published by the Bureau of Labor Statistics of the Department of Labor. If the manner in which the Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index, which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, a major bank or other financial institution, a university or a recognized financial publication.

     In addition to the foregoing Annual Minimum Rent, Tenant shall pay to Landlord as additional annual rent an amount sufficient to amortize the amount of the Tenant Allowance (as hereinafter defined) actually contributed by Landlord to Tenant pursuant to the terms and provisions hereof, at an interest rate of ten percent (10%) over the remaining Term of the Lease (excluding any renewal term pursuant to the exercise of the Options) from the date of the last contribution with payments to be made monthly with payments of Annual Minimum Rent. Following determination of the additional annual rent, Landlord and Tenant will enter into an amendment to this Lease memorializing the amount of additional annual rent.

     5.   Effective as of the date hereof, the following is added to the end of
Section 6.1 of the Lease:
-----------

     Notwithstanding the foregoing, if Tenant shall fail to give any such notice of exercise within the aforesaid time limit, Tenant's right to exercise its option shall nevertheless continue until 30 days after Landlord shall have given Tenant written notice of Landlord's election to terminate such option and Tenant may exercise its option at any time until the expiration of said 30 day period.

     6.   Effective as of the date hereof, the following new Section 9.3 to the
                                                             -----------
Lease is hereby added following Section 9.2:
                                -----------

     Landlord covenants and agrees that it will not lease any other space in the Shopping Center of which the Leased Premises are a part to any person nor will Landlord allow any person to use any of such space for purposes of the general sale of sporting goods or for other purposes which directly compete with Tenant's use of the Leased Premises.

     7.   Effective as of the date hereof, the following new Section 10.5 to the
                                                             ------------
Lease is hereby added following Section 10.4:
                                ------------

          10.5 Notwithstanding the foregoing, in the event of a Recapture (as hereinafter defined), from and after the effective date of such event, Landlord shall be responsible for all real estate taxes and assessments levied against the Shopping Center, and Tenant shall be responsible to pay Landlord its pro rata share of all such real estate taxes and assessments. Tenant's pro rata share shall be determined by dividing the Leaseable Floor Area of the Store, after Recapture, by the Leaseable Floor Area of the Store prior to the Recapture. Landlord may estimate (which estimate may be revised from time to time, but not more than once per year, upon thirty
     (30) days written notice to Tenant) the annual amount of such real estate taxes and assessments based upon [one hundred five percent (105%)] of the most recent tax bill for the Shopping Center or the amount required by Landlord's lender and Tenant shall pay to Landlord monthly on or before the first day of each month, with and as part of the minimum monthly rent, its pro rata share of such annual real estate taxes and assessments divided by twelve
     (12). Within thirty (30) days following delivery by Landlord of the final real estate tax bill for any calendar year, Tenant will pay to Landlord or Landlord will reimburse to Tenant, as appropriate, any overage or deficiency versus the estimated payments made to Landlord. Landlord will provide Tenant with a copy of the real estate tax bill for the Shopping Center not later than 30 days following the date payment of the real estate taxes is due each year.

     Provided that Tenant is not in default in the payment of real estate taxes due and payable under this Lease, then, throughout the term of this Lease, Landlord shall pay, or cause to be paid, all real estate taxes, assessments and other taxes, duties and charges in the same category imposed by any governmental or public authority which shall be assessed or levied against the Shopping Center or any part thereof or any buildings or other improvements thereon or any appurtenances thereto or fixtures therein or any tax, charge or duty which may be imposed, levied or be or become a charge in lieu of any such present tax, charge or duty (herein collectively called "taxes"). All such taxes shall be paid before they become delinquent and Landlord agrees to provide to Tenant receipted bills or other evidence of payment of such taxes from time to time as such taxes are paid. Provided, however, that if Tenant pays any real estate taxes directly to the taxing authority imposing such real estate taxes as provided in Section 10.1, Landlord shall not have the obligations imposed under this Section
     10.5 as to any real estate taxes paid by Tenant directly to the taxing authority imposing such real estate taxes.

     8.   Effective as of the date hereof, the following new Section 11.6 to the
                                                             ------------
Lease is hereby added following Section 11.5:
                                ------------

          11.6  Notwithstanding the provisions of Section 11.4 to the contrary,
                                                  ------------
     in the event of a Recapture, from and after the effective date of such event, Landlord shall be responsible for maintaining the insurance policies as provided in Section 11.1 hereof and tenant shall be responsible to pay
                    ------------
     Landlord its pro rata share of all costs and expenses incurred by Landlord in connection therewith. Tenant's pro rata share shall be determined by dividing the Leaseable Floor Area of the Store after Recapture, by the Leaseable Floor Area of the Store Prior to Recapture.

     9.   Effective as of the date hereof, the following new Section 12.4 to the
                                                             ------------
Lease is hereby added following Section 12.3:
                                ------------

          12.4 Landlord shall at all times during the Term keep in force a policy or policies of public liability insurance, or an endorsement on a blanket liability insurance policy or policies, against claims for personal injuries, death or property damage, occurring on, in or about the Shopping Center, with a combined single limit of not less than TWO MILLION DOLLARS ($2,000,000). Said policy or policies shall contain Contractual Liability Insurance recognizing the liability assumed in Section 23.2 hereof, shall
                                                    ------------
     name Tenant as an additional insured, shall include a cross-liability endorsement providing that Landlord and Tenant, although named/additional insured, may recover on account of the negligence of the other, and shall be with an insurer with a policy holder's rating of at least A and a financial rating of not less than VII in Best's Insurance Reports.

     10.  Effective as of the date hereof, Section 13.1 of the Lease is hereby
                                           ------------
deleted in its entirety, and inserted in lieu thereof is the following:

          13.1 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Shopping Center, or any improvements thereto, or any property of such party thereon, by reason of fire, the elements, or any other cause which could be insured against under the terms of the All Risk Policy to be carried pursuant to Section 11.1 of
                                                                ------------
     this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees and covenants that no insurer shall hold any right of subrogation against such other party. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall give written notice to their insurers of the provisions of this waiver and release and have their insurance policies endorsed, if required, to prevent invalidation of insurance coverage by reason of this waiver and release.

     11.  Effective as of the date hereof, Section 14.1 of the Lease is hereby
                                           ------------
deleted in its entirety, and inserted in lieu thereof is the following:

          14.1 Subject to the terms and provisions of Article 20 below, during
                                                      ----------
     the Term, Tenant agrees, at no cost or expense to Landlord, to police and maintain the Shopping Center in good operating condition, order and repair at all times, and to make all replacements and repairs to the Shopping Center as and when necessary, including, but without limitation, repairing and replacing any surface paving whenever necessary, repairing, replacing and maintaining landscaping in the Shopping Center, keeping the same properly drained and reasonably free of snow, ice, water and rubbish and in a neat, clean orderly and sanitary condition, providing security as necessary to protect the property and persons of those properly using the Shopping Center, maintaining suitable and adequate lighting in exterior portions of the Shopping Center (and keeping same lighted during, and for at least one-half hour after, Tenant's business hours), maintaining such directional signs, markers and painted lines as may from time to time be necessary or proper for the control of parking and traffic in the Shopping Center, maintaining adequate access ways connecting all parking areas with the public streets abutting the Shopping Center. Notwithstanding the foregoing, in the event of a Recapture, from and after the effective date of such event, Landlord shall be responsible for maintaining the Common Areas and exterior portions of the Store, including but not limited to exterior walls, roof, canopy, and HVAC units which do not exclusively serve the Store, and all repairs and replacements thereof, all pursuant to this
     Section 14.1 and Tenant shall be responsible to pay Landlord its pro rata
     ------------
     share of all costs and expenses incurred by Landlord in connection therewith, including, without limitation, a management fee equal to ten percent (10%) multiplied by said costs and expenses (excluding taxes). No other administrative or management fee or expense shall be allowed. Tenant's pro rata share shall be determined by dividing the Leaseable Floor Area of the Store, after Recapture, by the Leaseable Floor Area of the Store prior to the Recapture. Landlord may estimate (which estimate may be revised from time to time, upon thirty (30) days written notice to Tenant) the annual cost of such maintenance and Tenant shall pay to Landlord monthly on or before the first day of each month, with and as part of the minimum monthly rent, its pro rata share of such annual cost divided by twelve (12). Within ninety (90) days following the end of each Lease Year Landlord will endeavor to provide Tenant with a statement of the cost of maintenance of the Shopping Center pursuant to this Section 14.1, with such
                                                         ------------
     supporting materials as may be reasonably requested by Tenant. Within thirty (30) days of receipt of such annual statement and reasonable supporting materials, Tenant will pay to Landlord or Landlord will reimburse to Tenant, as appropriate, any overage or deficiency versus the estimated payments made to Landlord.

     The parties acknowledge that currently the parking lot lights are metered as part of Tenant's premises and Landlord reimburses Tenant for a portion of Tenant's electrical charges attributable thereto as determined by a prior electrical study. In the event of Recapture, a new electrical study regarding the parking lot lights which are currently metered as part of Tenant's premises will be conducted. Thereafter, Landlord shall reimburse Tenant for the portion of the electrical attributable to the parking lot lights as determined by such study not less than monthly.

     12.  Effective as of the date hereof, the following new Sections 17.4 and
                                                             -------------
17.5 to the Lease are hereby added following Section 17.3:
----                                         ------------

          17.4 Upon completion of any alterations, Tenant shall provide Landlord with such documents as Landlord may reasonably require (including, without limitation, sworn contractors statements and supporting lien waivers) evidencing full or partial payment for such work, and "as built" working drawings, if available.

          17.5 Tenant may make alterations in connection with its remodeling and updating of the Store ("Remodel Alterations"). Tenant shall cause to be prepared plans and specifications (the "Plans") for the Remodel Alterations and shall submit the Plans to Landlord for its approval. Landlord shall have fourteen (14) days after Tenant's submission thereof to deliver any objections to the Plans to Tenant or, if Tenant delivers a second notice to Landlord after said fourteen (14) day period (the "Reminder Notice"), Landlord shall be deemed to have approved the Plans. Landlord agrees not to unreasonably withhold or condition its approval of the Plans. In the event Landlord provides Tenant with written objections to the Plans, Tenant shall promptly revise the Plans and the approval process shall continue until the parties have reached agreement. Fifteen (15) days after Landlord's review and approval of the "Tenant Allowance Documents" (hereinafter defined) to be submitted by Tenant to Landlord after completion of portions of the Remodel Alterations, Landlord shall disburse to Tenant the cost of Tenant's improvements up to the aggregate sum of Three Hundred Thousand and No/100ths Dollars ($300,000)(the "Tenant Allowance"). Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that (i) disbursements of the Tenant Allowance shall be in incremental amounts of not less than Fifty Thousand and No/100ths Dollars ($50,000) based upon the status of completion of the Remodel Alterations; (ii) Tenant shall not be entitled to more than one request for funding of a portion of the Tenant Allowance each calendar month; and (iii) Landlord's obligation to fund the Tenant Allowance shall terminate on the earlier of the date on which the aggregate sum of the Tenant Allowance has been funded; or [June 1, 2003]. Tenant may do alterations in stages and there is no requirement that Tenant complete all planned alterations prior to receiving any Tenant Allowance.

     As used herein, the "Tenant Allowance Documents" shall consist of the following:

               (i) a current dated, sworn owner's statement disclosing all of the contracts entered into by Tenant relating to the construction of the Remodel Alterations and specifying, at a minimum, the name and address of each party, the trade of each party, the total contract amount for each party, and disclosing no remaining balance to be paid to any party for that portion of the Remodel Alterations for which reimbursement is sought by Tenant;

               (ii) a sworn statement/affidavit from the Tenant's general contractor specifying at a minimum the names and addresses of all contractors, subcontractors, suppliers and materialmen supplying labor, service and/or materials in connection with the Remodel Alterations to the Store, the total contract amount for each party, the amounts previously paid to each party, and disclosing no remaining balance to be paid to any party for that portion of the Remodel Alterations for which reimbursement is sought by Tenant;

               (iii) original notarized partial or final lien waivers as the case may be from the general contractor for all lienable work done and materials delivered for that portion of the Remodel Alterations for which reimbursement is sought by Tenant;

               (iv) a certificate from Tenant's architect certifying that the portion of the Remodel Alterations for which reimbursement is sought by Tenant have been finally completed in accordance with all applicable provisions of the Lease and in accordance with the plans and specifications approved by Landlord, and no asbestos-containing materials have been used in the construction thereof; and

               (v) an estoppel certificate executed by Tenant in the form attached hereto as Exhibit A.
                             ---------

     13.  Effective as of the date hereof, Section 18.1 of the Lease is hereby
                                           ------------
deleted in its entirety, and inserted in lieu thereof is the following:

          18.1 Tenant, as well as its agents, employees and customers (collectively, the "Customers") shall have and hereby are granted complete, nonexclusive and undisturbed access to, and use of, all Common Areas. Landlord shall use its reasonable best efforts to prevent the Common Areas from being used by other than Tenant and its Customers, or, in the event of a Recapture, the Customers of other tenant(s) of the Shopping Center. Tenant shall maintain all Common Areas in good condition, repair and cleanliness, including ice and snow removal, and free of any impediments to easy and safe movement within the Common Areas, subject to the terms and provisions of Section 14.1 above. Should any other
                                            ------------
     tenant or its Customers use parking such that Tenant or its Customers regularly experience a lack of adequate parking for use in conjunction with the Store,

     Landlord shall designate no less than fifty (50) parking spaces in close proximity to the entrance of the Store for the exclusive use of Tenant and its Customers and shall use commercially reasonable efforts to prevent the use of such parking by other tenants or their Customers. Tenant shall be permitted from time to time to conduct special events and/or tent sales in the parking lot and sidewalk sales on the sidewalks of the Shopping Center.

     14. Effective as of the date hereof, the following shall be inserted at the end of Section 22.1 of the Lease:
           ------------

     In the event a lien is filed, the party receiving notice of such filing shall provide notice to the other party within fifteen (15) days and shall cause such lien to be discharged within thirty (30) days unless the lien is being contested and enforcement thereof is stayed during such contest. If a party shall fail to cause such lien to be so discharged, then in addition to any other right or remedy which the other party may have, the other party may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event such party shall be entitled, if such party so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid and all costs and expenses (including reasonable counsel fees) incurred in connection therewith, together with interest thereon at the lesser of (i) twelve percent (12%) per annum, or
     (ii) the maximum rate permitted by law from the date of making of the payment or incurring of the cost or expense, shall be promptly paid upon demand to the party incurring such costs within fifteen (15) days of written demand. If Landlord does not pay such amounts to Tenant within fifteen (15) days of written demand, Tenant may offset any amounts due from Rent next coming due.

     15.  Effective as of the date hereof, the following shall be inserted as
Section 26.1 of the Lease:
------------

     LANDLORD'S DEFAULT: If Landlord fails to pay any installment of taxes or assessment or any interest, principal, costs or other charges upon any lease, mortgage or deed of trust or other lien or encumbrance affecting the Store or Shopping Center and to which this Lease may be subordinate when any of the same become due or if Landlord fails to make any repairs or do any work required of Landlord by the provisions of this Lease, or in any other respect fails to perform any obligation under this Lease to be performed by Landlord, and such failure continues for 30 days after written notice thereof is sent by Tenant to Landlord informing Landlord of such failure, then Landlord shall be deemed to be in default under this Lease; provided, however, that if the failure set forth in Tenant's notice is such that it requires more than 30 days to correct, Landlord shall not be deemed to be in default hereunder if Landlord (i) promptly and diligently commences curing the failure within 30 days after written notice is sent by Tenant to Landlord informing Landlord of such failure, and (ii) diligently prosecutes the cure to completion following the expiration of the original 30 day period set forth herein. However, if Landlord desires to contest the validity or correctness of any lien or encumbrance, it may do so, provided that it shall first furnish Tenant with a good and sufficient bond indemnifying Tenant against any loss, liability or damage on account thereof.

     16.  Effective as of the date hereof, the following shall be inserted as
Section 26.2 of the Lease:
------------

     TENANT'S REMEDIES: (a) Upon any default by Landlord, Tenant may (but this shall not be deemed to impose an obligation upon Tenant to do so), in addition to any remedies available to it at law or in equity pay such taxes, assessments, interest, principal, costs and other charges and cure such defaults on behalf of and at the expense of Landlord, and do all necessary work and make all necessary payments in connection therewith including but not limited to the payment of any fees, costs and charges of or in connection with any legal action which may have been brought, the cost of which performance, upon the proper payment thereof, together with all interest and penalties necessarily paid in connection therewith and any and all other damages incurred by Tenant as a result of any such default, shall be paid to Tenant by Landlord within 30 days after written demand, with interest thereon at the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate then permitted by law, from the date of each expenditure and/or occurrence or, at the continuing option of Tenant, the same may (in whole or in part), with interest as aforesaid, be deducted from minimum rent and/or percentage rent and any other payments required by Tenant to Landlord hereunder which may be due or become due thereafter. Nothing herein contained shall preclude Tenant from proceeding to collect the amount so paid by it as aforesaid without waiting for rental offsets to accrue. In no event shall such deduction be the basis of forfeiture of this Lease nor constitute a default in the payment of rent unless Tenant shall fail to pay the amount of such deduction within thirty (30) days after Tenant's receipt of notice of a final adjudication that such amount is owing the Landlord. If at the expiration of this Lease there shall be any sums owing by Landlord to Tenant, this Lease may at the election of Tenant be extended and continue in full force and effect until the next January 31st following the date when the indebtedness of Landlord to Tenant shall have been fully paid. Tenant may exercise said right of extension by giving Landlord notice at least fifteen (15) days prior to the expiration of this Lease of its intent to so extend the term. Notwithstanding the foregoing provisions of this Section and regardless of whether an event of Landlord's default shall have occurred, such curative action by Tenant may be taken without any notice if the condition constitutes an emergency provided that Tenant immediately notifies Landlord of any such action taken. If a court finally determines that Tenant has improperly exercised its self-help and/or offset rights, Tenant shall have 30 days after receipt of notice of such final judgment to pay to Landlord any sums found by such court to be due from Tenant to Landlord before Landlord shall have the right to declare a termination of this Lease.

     17.  Effective as of the date hereof, Section 28.1 of the Lease is hereby
                                           ------------
deleted in its entirety, and inserted in lieu thereof is the following:

     28.1 Tenant Assignment/Subletting.
          ----------------------------

          28.1.1 Provided that Tenant is not in default under this Lease, Tenant shall have the right, at any time, to assign this Lease or sublet all or any part of the Store to any entity; provided that (i) Tenant continues to remain primarily liable on its obligations set forth herein;
     (ii) any such subtenant and/or assignee shall assume and be bound by all obligations of Tenant for payment of all amounts of rental and other sums and the performance of all covenants required by Tenant pursuant to this Lease; (iii) any such subtenant and/or assignee intends to operate the Shopping Center in accordance with the usage restrictions of this Lease; and (iv) not less than ten (10) days prior to the effective date of such transaction, Tenant provides Landlord with copies of the documents evidencing such transaction and such evidence as Landlord may reasonably required to establish that such transaction falls within the terms and provisions of this paragraph.

          28.1.2 A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of twenty-five percent (25%) or more of the stock if Tenant is not a publicly traded corporation, or transfer of twenty-five (25%) or more of the beneficial ownership interests in a non-corporate tenant shall constitute an assignment hereunder.

          28.1.3  Notwithstanding anything contained in this Section 28.1 to the
                                                             ------------
     contrary, thirty (30) days prior to any assignment or subletting, or amendment or extension to any existing assignment or subletting, Tenant shall notify Landlord (the "Tenant Notice"), provide Landlord with a copy of said assignment or subletting, and Landlord, within ten (10) days thereafter, shall have the right to reduce the square footage of the Store as to the portion of the Store to be assigned or sublet (a "Recapture") by delivering Tenant with written notice thereof (a "Recapture Notice"). In the event Landlord provides the Recapture Notice: (i) such reduction shall be effective as of the date set forth in a written notice from Landlord to Tenant which date shall in no event be more than thirty (30) days following the Tenant Notice; (ii) Tenant's minimum annual rent shall be proportionately reduced; and (iii) at Landlord's option, if set forth in the Recapture Notice, Tenant shall assign Landlord the assignment or sublet agreement. If Landlord does not deliver the Recapture Notice, the square footage of the Store shall not be reduced, Tenant shall remain liable for the entire Store and minimum annual rent, and Tenant shall be free to enter into said assignment or recapture within ten (10) days thereafter. Landlord's exercise or failure to exercise a Recapture shall not eliminate Tenant's obligation to obtain the consent of Landlord or re-notice Landlord in respect of any future sublettings or assignments, or amendments thereto. In the event of a Recapture, Tenant shall have the right to have the Store measured after such Recapture and thereafter, the Size of the Store as set forth in Section 1.3 shall be as determined by such measurement and Tenant's pro rata share shall be appropriately adjusted as provided in Sections 10.5, 11.6 and 14.1 hereof. Any measurement shall be based on the actual number of square feet of floor space within the exterior walls of all floors, measured to the center lines of all common walls, including any basements, and including stairs, interior elevators, escalators, air conditioning and other interior equipment rooms; but excluding loading docks and platforms, transformer vaults, utility penthouses or utility enclosures and any mezzanine space.

          All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested sublease or Assignment and in reviewing and approving such documentation, provided, in no event shall Tenant be liable for costs in excess of Five Hundred and No/100ths Dollars ($500.00) per request.

     18.  Effective as of the date hereof, the following new Section 28.2 to the
                                                             ------------
Lease is hereby inserted following the replacement Section 28.1 set forth above:
                                                   ------------

          28.2 Landlord Assignment. Landlord shall have the right to sell,
               -------------------
     transfer or assign in whole or in part, its rights and obligations under this Lease and in the Store. Notwithstanding anything in this Lease to the contrary, any such sale, transfer or assignment shall operate to release Landlord from any and all subsequent liabilities under this Lease and shall result automatically in the purchaser or assignee assuming and agreeing to carry out all the covenants and obligations of Landlord herein.

     19. Except as expressly modified by this First Amendment, the terms and provisions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify, confirm and affirm each and every term and provision thereof.

     20. The Lease, as amended by this First Amendment, constitutes the entire agreement between Landlord and Tenant, supersedes any prior agreement or understanding between Landlord and Tenant (including, without limitation, the Extension Letter), and may not be further modified or amended in any manner other than in a writing signed by each of Landlord and Tenant.

     21. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     22. This First Amendment is executed by the undersigned Land Trustee as Landlord, not personally, but solely as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee. It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee, and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in the Lease, as modified and amended by this First Amendment.


                        [SIGNATURES ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first above written.


                                        LANDLORD:
                                        --------

                                        AMERICAN NATIONAL BANK AND TRUST COMPANY
                                        OF CHICAGO, not personally, but solely
                                        as Trustee as aforesaid

A T T E S T:

By:________________________________     By:__________________________________
Name:______________________________     Name:________________________________
Its:_______________________________     Its:_________________________________


                                        TENANT:
                                        ------

                                        SPORTMART, INC., a Delaware corporation

A T T E S T:
By:________________________________     By:__________________________________
Name: Cynthia J. Cashman                Name:  Nesa E. Hassanein
      -----------------------------            ------------------------------
Its: Director of Real Estate            Its: Vice President & General Counsel
     ------------------------------          --------------------------------

                                   EXHIBIT A

                           TENANT ALLOWANCE ESTOPPEL

                              _____________, 2000



     Re: Lease dated as of September 1, 1994, as amended by that certain First Amendment to Lease dated as of January 28, 2000 (as amended, the
                                     ----------------
     "Lease"), demising certain premises commonly known as 1015 East Golf Road, Schaumburg, Illinois (the "Premises")

Gentlemen:

     We are the Tenant under the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease. We hereby certify, for your benefit and for the benefit of your respective successors and assigns, that as of the date of this estoppel certificate:

     1. The Lease is in full force and effect and, except as set forth above, has not been assigned, supplemented, modified or amended, and there do not exist any other agreements concerning the Shopping Center between the Landlord and us.

     2. The term of the Lease commenced on September 1, 1994 and will expire on May 31, 2015, subject to the exercise of the Options set forth in the Lease.

     3. We are not in default under the Lease, and to the best of our knowledge, (i) the Landlord is not in default under the Lease, and (ii) no state of fact exists which with the passage of time, the giving of notice, or both, would constitute a default by the Landlord under the Lease.

     4. To the best of our knowledge, we have no outstanding defenses, offsets, liens, claims or credits under the Lease against the Landlord or against the enforcement of any provision of the Lease by the Landlord.

     5. There is no rent concession by Landlord under the Lease which has not yet been fully paid.

     6. The minimum rent payable under the Lease is at the rate of $________ per month.

     7. In addition to minimum rent, we, as Tenant, are required to pay all real estate taxes and assessments which are assessed, levied, confirmed, imposed upon, or become due and payable out of, or in respect of, or become a lien on the Shopping Center, or any part thereof or any appurtenance thereto.

     8. We certify that Landlord has paid the sum of $_________ as a portion of the Tenant Allowance. The remaining balance of the Tenant Allowance yet to be funded is $__________.


                                        Very truly yours,

                                        SPORTMART, INC.


                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                  Schedule B


The rent is only adjusted every 5 year period. This is the formula. The percentage change in CPI is multiplied by 5. The difference cannot be less than 0 and the total difference is capped at 10

Here is an example:

----------------------------------------------------------------------------------------------------------
Year                   2000           2001           2002           2003           2004           2005
----------------------------------------------------------------------------------------------------------
CPI                       2              3              4              4              3              4
----------------------------------------------------------------------------------------------------------
Difference                               1              1              0             -1              1
----------------------------------------------------------------------------------------------------------
Times                                    5              5              5              5              5
----------------------------------------------------------------------------------------------------------
Annual
Adjustment                               5              5              0              0              5
----------------------------------------------------------------------------------------------------------
Annual
Cumulative                               5             10             10             10             15
Adjustment
----------------------------------------------------------------------------------------------------------

Total Cumulative Adjustment is 15%, however, capped at 10%

May 31, 2005 Rent:                               $580,817.25

Plus
Cumulative Adjustment
Capped at 10%:                                            10%

Adjusted CPI Increase                            $638,898.98

New Rent Payments
06/01/05-5/31/10:                                $638,898.98